EXHIBIT 23.1

                      CONSENT OF INDEPENDENT AUDITORS

    We hereby consent to the use in this Registration Statement of our report, dated January 24, 1997, except for Note 6 as to which the date is April 9, 1997, relating to the financial statements of PerArdua Corporation, and to the reference to our Firm under the caption "Experts" in the Prospectus.




                                       MCGLADREY & PULLEN, LLP


Richmond, Virginia
June 5, 1997